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                                                                      EXHIBIT 21

                             List of Subsidiaries
                             --------------------

Name                                    State of Incorporation
----                                    ----------------------

Global MAINTECH, Inc.                   Minnesota

Breece Hill Technologies, Inc.          Delaware

Envisio, Inc.                           Minnesota

Generation Systems, Inc.                California

Singlepoint Systems, Inc.               Minnesota